SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 31, 2006

LEXINGTON REALTY TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-12386	13-371318
(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York	10119-4015
(Address of Principal Executive Offices)	(Zip Code)

(212) 692-7200
(Registrant's Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Merger Agreement and Ancillary Documents

Overview

On December 31, 2006, we completed our merger with Newkirk Realty Trust, Inc., or Newkirk, pursuant to the Agreement and Plan of Merger dated as of July 23, 2006 and attached as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission, or the SEC, on July 23, 2006, as amended by Amendment No. 1 to the Agreement and Plan of Merger dated as of September 11, 2006 and attached as an exhibit to our Current Report on Form 8-K filed with the SEC on September 13, 2006, and by Amendment No. 2 to the Agreement and Plan of Merger dated as of October 13, 2006 and attached as an exhibit to our Current Report on Form 8-K filed with the SEC on October 13, 2006, which we refer to as the Merger Agreement. See Item 2.01 below for additional information.

Exclusivity Services Agreement

In connection with the merger, we (i) assumed Newkirk’s rights and obligations under an Exclusivity Services Agreement, dated as of November 7, 2005, between Newkirk and Michael L. Ashner, a copy of which is attached as Exhibit 10.10 to Newkirk’s Current Report on Form 8-K filed with the SEC on November 15, 2005, and (ii) entered into an Amended and Restated Exclusivity Agreement, dated as of December 31, 2006, with Mr. Ashner, which we refer to as the Amended Exclusivity Agreement. The Amended Exclusivity Agreement contains substantially the same terms as those contained in the original Exclusivity Services Agreement. Under the Amended Exclusivity Agreement, during the “exclusivity period,” Mr. Ashner is obligated to offer exclusively to us each “net lease business opportunity offered to or generated by Mr. Ashner.”

Attached as Exhibit 10.1 to this Current Report is a copy of the Amended Exclusivity Agreement. The description of the Amended Exclusivity Agreement does not purport to be complete and is qualified in its entirety by reference to the copy attached as an exhibit.

Funding Agreement

In connection with the merger, we entered into a Funding Agreement, dated as of December 31, 2006, with The Lexington Master Limited Partnership, or the Lexington MLP, Lepercq Corporate Income Fund L.P., or LCIF, Lepercq Corporate Income Fund II L.P., or LCIF II, and Net 3 Acquisition L.P., or Net 3. We refer to the Lexington MLP, LCIF, LCIF II and Net 3 collectively as our operating partnerships and individually as one of our operating partnerships. The parties to the Funding Agreement have agreed, jointly and severally, that if any of the operating partnerships does not have sufficient cash available to make a quarterly distribution to its limited partners in an amount equal to whichever is applicable of (i) a specified distribution set forth in its partnership agreement or (ii) the cash dividend payable with respect to a whole or fractional common share of us into which such operating partnership’s common units would be converted if they were redeemed for our common shares in accordance with its partnership agreement, we and the other operating partnerships will fund our and their pro rata share of the shortfall. Our pro rata share and the pro rata share of each operating partnership, respectively, will be determined based on the number of units in each funding operating partnership and, for us, by the amount by which our total outstanding common shares exceeds the number of units in each funding operating partnership not owned by us, with appropriate adjustments being made if units are not redeemable on a one-for-one basis. Payments under the agreement will be made in the form of loans to the partnership experiencing a shortfall and will bear interest at prevailing rates as determined by us in our discretion but no less than the applicable federal rate. The Lexington MLP’s right to receive these loans will expire after we have contributed to the Lexington MLP all of our economic interests in LCIF, LCIF II and Net 3. However, thereafter the Lexington MLP will remain obligated to continue to make these loans until there are no remaining units outstanding in LCIF, LCIF II and Net 3 and all loans have been repaid.

Attached as Exhibit 10.2 to this Current Report is a copy of the Funding Agreement. The description of the Funding Agreement does not purport to be complete and is qualified in its entirety by reference to the copy attached as an exhibit.

Transition Services Agreement

In connection with the merger, we entered into a Transition Services Agreement, dated as of December 31, 2006, with First Winthrop Corporation. Under the Transition Services Agreement, First Winthrop Corporation will continue to provide accounting, tax, financial reporting, investor relations and information technology support services relating to the Lexington MLP, at First Winthrop Corporation’s cost, until March 31, 2007. The Transition Services Agreement also provides that we shall have the right to hire certain employees of First Winthrop Corporation. In addition, until December 31, 2007, First Winthrop Corporation will provide office space at its Boston office for use of employees of First Winthrop Corporation who are hired by us. During that time period, First Winthrop Corporation will also provide these employees with technology support and use of telephones, fax machines, mailroom facilities and duplicating machines and other equipment at its Boston office. Mr. Ashner is Chairman and Chief Executive Officer of First Winthrop Corporation.

Attached as Exhibit 10.3 to this Current Report is a copy of the Transition Services Agreement. The description of the Transition Services Agreement does not purport to be complete and is qualified in its entirety by reference to the copy attached as an exhibit.

Second Amended and Restated MLP Agreement

In connection with the merger, we, through our wholly-owned subsidiaries, Lex GP-1 Trust and Lex LP-1 Trust, (1) acquired partnership interests in The Newkirk Master Limited Partnership MLP, or the Newkirk MLP, and (2) entered into the Second Amended and Restated Agreement of Limited Partnership of The Lexington MLP, dated as of December 31, 2006, which we refer to as the Amended MLP Agreement. In addition, The Newkirk Master Limited Partnership changed its name to The Lexington Master Limited Partnership.

The Amended MLP Agreement is substantially similar to the existing partnership agreements for Net 3 and the former partnership agreement for the Newkirk MLP, with certain exceptions. In particular, the Amended MLP Agreement provides that units of limited partnership interests in the Lexington MLP, or Lexington MLP units, will be redeemable at the option of the holder for cash based on the value of one of our common shares, or, if we elect, on a one-for-one basis for our common shares, in each case after giving effect to a 0.80 for 1 reverse split of outstanding Lexington MLP units. In addition, without consent of holders of a majority of the outstanding Lexington MLP units, exclusive of Lexington MLP units owned by us, Lex GP-1 Trust, the new general partner, will not be permitted to use any assets of the Lexington MLP except to: (i) reimburse us and Lex GP-1 Trust for expenses, including overhead expenses, incurred in connection with the Lexington MLP’s business; (ii) to make distributions to partners; and (iii) to acquire assets or make loans for the exclusive benefit of the Lexington MLP. Loans to our affiliates may be made on such terms as Lex GP-1 Trust determines in its sole discretion if neither us nor any of our affiliates, other than the Lexington MLP, holds an interest in the borrower. All other loans to our affiliates must be made on terms no more favorable than those that could be obtained from a third party. However, Lex GP-1 Trust has the discretion to determine the terms of any loan made to an affiliate after we have contributed to the Lexington MLP our economic interest in LCIF, LCIF II and Net 3. In any event, the interest rate on any loan that is made after the contribution is effected may not be less than the applicable federal rate.

Attached as Exhibit 10.4 to this Current Report is a copy of the Amended MLP Agreement. The description of the Amended MLP agreement does not purport to be complete and is qualified in its entirety by reference to the copy attached as an exhibit.

Guaranty Agreement

In connection with the Amended MLP Agreement and the merger, we executed a Guaranty Agreement for the benefit of the Lexington MLP, whereby we guaranteed the obligations of the Lexington MLP and Lex GP-1 Trust in connection with the redemption obligations under the Amended MLP agreement.

Attached as Exhibit 10.5 to this Current Report is a copy of the Guaranty Agreement. The description of the Guaranty Agreement does not purport to be complete and is qualified in its entirety by reference to the copy attached as an exhibit.

Amended Certificate of Limited Partnership

In connection with the Amended MLP Agreement and the merger, the Lexington MLP filed a Second Amended and Restated Certificate of Limited Partnership with the Secretary of State of the State of Delaware on January 3, 2007 to evidence (i) the change in name from The Newkirk Master Limited Partnership to The Lexington Master Limited Partnership and (ii) the substitution of Lex-GP-1 Trust as the successor general partner of the Lexington MLP to Newkirk.

Attached as Exhibit 99.1 to this Current Report is a copy of Second Amended and Restated Certificate of Limited Partnership. The description of the Second Amended and Restated Certificate of Limited Partnership does not purport to be complete and is qualified in its entirety by reference to the copy attached as an exhibit.

Voting Trustee Agreement

In connection with the merger, we entered into a Voting Trustee Agreement, dated as of December 31, 2006, with the Lexington MLP and NKT Advisors LLC, whereby NKT Advisors LLC agreed to hold one preferred share of beneficial interest in us, designated as our Special Voting Preferred Stock, par value $0.0001 per share, and vote the one share in proportion to direction from the holders of Special Voting Partnership Units of the Lexington MLP then outstanding. In the event that Vornado Realty Trust or its affiliates are restricted from casting votes with respect to its Special Voting Partnership Units, NKT Advisor will be entitled to cast, in its sole discretion, the votes that Vornado Realty Trust is restricted from casting. Mr. Ashner is Chairman and Chief Executive Officer of NKT Advisors LLC and holds a controlling interest in NKT Advisors LLC.

Attached as Exhibit 10.6 to this Current Report is a copy of the Voting Trustee Agreement. The description of the Voting Trustee Agreement does not purport to be complete and is qualified in its entirety by reference to the copy attached as an exhibit.

Amendment to Acquisition Agreement and Assignment and Assumption

In connection with the merger, we (1) assumed Newkirk’s rights and obligations under an Acquisition Agreement, dated as of November 7, 2005, between Newkirk and Winthrop Realty Trust, a copy of which is attached as Exhibit 10.2 to Newkirk’s Current Report on Form 8-K filed with the SEC on November 15, 2005, and (2) entered into an Amendment to Acquisition Agreement and Assignment and Assumption, dated as of December 31, 2006, with Newkirk and Winthrop Realty Trust, which we refer to as the Amendment to Acquisition Agreement. The Amendment to Acquisition Agreement provides that all unvested shares previously issued to Winthrop in connection with the Acquisition Agreement shall vest in full and that the rights and obligations of Newkirk under the original Acquisition Agreement shall be assigned to and assumed by us.

Attached as Exhibit 10.7 to this Current Report is a copy of the Amendment to Acquisition Agreement. The description of the Amendment to Acquisition Agreement does not purport to be complete and is qualified in its entirety by reference to the copy attached as an exhibit.

Ownership Limit Waiver Agreements

In connection with the merger, we entered into Ownership Limit Waiver Agreements, dated as of December 31, 2006, with each of Vornado Realty, L.P. and Apollo Real Estate Investment Fund III, L.P. The Ownership Limit Waiver Agreements grant exemptions from the ownership limitation contained in our Amended and Restated Declaration of Trust to each of

Vornado Realty, L.P. and its affiliates and Apollo Real Estate Investment Fund III, L.P. and its affiliates to the extent its share ownership would exceed the ownership limitation up to certain thresholds if it received our common shares in redemption of its Lexington MLP Units.

Attached as Exhibits 10.8 and 10.9 to this Current Report are copies of the Ownership Limit Waiver Agreements. The description of the Ownership Waiver Limit Agreements does not purport to be complete and is qualified in their entirety by reference to the copies attached as exhibits.

Registration Rights Agreements

In connection with the merger, we entered into Registration Rights Agreements, dated as of December 31, 2006, with each of Mr. Ashner and WEM-Brynmawr Associates LLC. The Registration Rights Agreements require us to register the resale by Mr. Ashner or WEM-Brynmawr of common shares issuable upon redemption of the Lexington MLP Units held by them.

Attached as Exhibits 10.10 and 10.11 to this Current Report are copies of the Registration Rights Agreements. The description of the Registration Rights Agreements does not purport to be complete and is qualified in their entirety by reference to the copies attached as exhibits.

Assignment of Registration Rights Agreements

In connection with the merger, we entered into Assignment and Assumption Agreements, dated as of December 31, 2006, with each of Vornado Realty, L.P., Apollo Real Estate Investment Fund III, L.P. and Winthrop Realty Trust, with respect to Registration Rights Agreements, dated as of November 7, 2005, between Newkirk and each of Vornado Realty, L.P., Apollo Real Estate Investment Fund III, L.P. and Winthrop Realty Trust, copies of which are attached as Exhibits 10.4, 10.5 and 10.6 to Current Report on Form 8-K filed with the SEC on November 15, 2005. The Assignment and Assumption Agreements provide for our assumption of Newkirk’s rights and obligations under the Registration Rights Agreements.

Attached as Exhibits 10.12, 10.13 and 10.14 to this Current Report are copies of the Assignment and Assumption Agreements. The description of the Assignment and Assumption Agreements does not purport to be complete and is qualified in their entirety by reference to the copies attached as exhibits.

Agreement Regarding Property Management

In connection with the merger, we entered into a Letter Agreement, dated as of December 31, 2006, with Winthrop Management L.P. which provides that for a period of 12 months (i) certain management agreements between subsidiaries of Newkirk and Winthrop Management L.P. shall not be terminated except in accordance with their terms and (ii) Winthrop Management L.P. or its affiliate shall be retained as the property manager for all of our properties acquired for which a property manager is retained by us.

Attached as Exhibit 10.15 to this Current Report is a copy of the Letter Agreement. The description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the copy attached as an exhibit.

Agreement with Vornado Realty Trust

In connection with the merger, we assumed Newkirk’s rights and obligations under the Letter Agreement among Newkirk, Apollo Real Estate Investment Fund III, L.P., The Newkirk Master Limited Partnership, NKT Advisors LLC, Vornado Realty Trust, VNK Corp., Vornado Newkirk LLC, Vornado MLP GP LLC and WEM Bryn Mawr Associates LLC, a copy of which was attached as Exhibit 10.15 to Newkirk’s Registration Statement on Form S-11 filed with the SEC on October 28, 2005, which was amended pursuant to an Amendment to the Letter Agreement, a copy of which was attached as Exhibit 10.25 to Newkirk’s Registration Statement on Form S-11 filed with the SEC on October 28, 2005.

The Letter Agreement restricts our activities and investments and those of the Lexington MLP in a manner intended to facilitate and maintain our qualification as a REIT and to prevent our direct and indirect activities and assets, and those of the Lexington MLP, from having adverse tax consequences to Vornado Realty Trust and its affiliates. Among other things, these restrictions require that neither we nor the Lexington MLP, without Vornado Realty Trust's consent, hold, directly or indirectly:

•	securities in excess of specified thresholds other than:

o	equity interests in entities that are treated as partnerships or disregarded entities for federal income tax purposes;
o	stock of corporations for which an election to be a taxable REIT subsidiary will be made, or of entities qualifying as real estate investment trusts for federal income tax purposes;
o	securities that are treated as qualifying assets for purposes of the REIT 75% asset test; and
o	certain debt securities;

•	assets that are treated as inventory for federal income tax purposes; or
•	REMIC residual interests.

In addition, these restrictions require that neither we nor the Lexington MLP, without Vornado Realty Trust's consent, directly or indirectly:

•	provide services other than specified services to tenants of our properties other than through an independent contractor or through a taxable REIT subsidiary;

•	allow a taxable REIT subsidiary to operate or manage a health care facility or a hotel or similar facility; or
•	lease our properties to certain specified tenants.

If we breach these restrictions and, as a result, Vornado Realty Trust fails to qualify as a REIT or otherwise incurs liability for taxes, penalties or similar charges, we and the Lexington MLP will be required to indemnify Vornado for all losses, liabilities, costs and expenses attributable to the breach, which may be substantial.

We have also agreed that we will not permit transfers of the Lexington MLP units that do not satisfy certain safe harbors for avoiding treatment of our operating partnership as a publicly traded partnership.

These restrictions will generally expire sixty business days following the date on which we notify Vornado Realty Trust that its aggregate ownership in the Lexington MLP represents less than a 2% interest in us, on a fully-diluted basis, assuming the redemption of all redeemable Lexington MLP units for shares of our common stock.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 31, 2006, we consummated the acquisition of Newkirk and related transactions.

Through our acquisition of Newkirk, we acquired (i) an ownership interest in a portfolio of approximately 170 real properties, almost all of which are net leased to a single tenant, are located in 32 states and contain an aggregate of approximately 18.4 million square feet, (ii) a 50% interest in 111 Debt Holdings LLC, a joint venture formed to acquire and originate loans secured, directly and indirectly, by real estate assets, (iii) subordinated interests in a securitized pool of notes evidencing first mortgage indebtedness secured by certain of its properties as well as other properties, (iv) limited partnership interests in various partnerships that own commercial net leased properties, (v) an interest in a management company that provides services to other real estate partnerships, (vi) ground leases, remainder interests or the right to acquire remainder interests in various properties, and (vii) miscellaneous other assets.

After completion of the merger, our total portfolio is comprised of (i) an ownership interest in a portfolio of approximately 365 real properties, almost all of which are net leased to a single tenant, are located in 44 states and The Netherlands and contain an aggregate of approximately 58.6 million square feet, (ii) a 50% interest in 111 Debt Holdings LLC, a joint venture formed to acquire and originate loans secured, directly and indirectly, by real estate assets, (iii) subordinated interests in a securitized pool of notes evidencing first mortgage indebtedness secured by certain of its properties as well as other properties, (iv) limited partnership interests in various partnerships that own commercial net leased properties, (v) an interest in a management company that provides services to other real estate partnerships, (vi) ground leases, remainder interests or the right to acquire remainder interests in various properties, and (vii) miscellaneous other assets.

In the merger, each then outstanding share of Newkirk common stock, par value $0.01 per share, was converted into the right to receive 0.80 of our common shares. We will pay cash instead of fractional shares. In addition, as described in Item 1.01 above the Newkirk MLP became our subsidiary and was renamed the Lexington Master Limited Partnership.

Accordingly, based on 19,993,377 shares of Newkirk common stock outstanding at the effective time of the merger, we will issue up to 15,994,701 of our common shares, subject to reduction for fractional shares. Based on 64,416,919 Newkirk MLP units outstanding at the effective time of the merger, including 19,993,377 Newkirk MLP units held by Newkirk, after the 0.80 for 1 reverse split of Newkirk MLP units, there are 51,533,535.2 Lexington MLP units outstanding, including 15,994,701.6 held by us.

We have agreed to file a registration statement registering the resale of our common shares issuable upon the redemption of certain Lexington MLP Units. See the description of the Registration Rights Agreements under Item 1.01 above.

Item 3.02. Unregistered Sales of Equity Securities

Special Voting Preferred Stock

As part of the merger, Newkirk’s one share of special voting preferred stock was converted into a share of our Special Voting Preferred Stock, which is not entitled to dividends. The issuance of the share of our Special Voting Preferred Stock was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering of securities. The share of our Special Voting Preferred Stock will enable holders of Special Voting Partnership Units to retain the same voting rights with respect to us that they had with respect to Newkirk. The number of votes is initially 35,505,298, subject to reduction by the number of Special Voting Partnership Units that are subsequently redeemed by us. Pursuant to the Voting Trustee Agreement, NKT Advisors LLC, an affiliate of Mr. Ashner, holds the share of our Special Voting Preferred Stock and will cast the votes attached to the share of our Special Voting Preferred Stock in proportion to the votes it receives from holders of Special Voting Partnership Units, subject to the following limitations. First, Vornado Realty Trust, a holder of 8,149,592.8 voting Special Voting Preferred Units, will not have the right to vote for board members at any time when an affiliate of Vornado Realty Trust is serving or standing for election as a board member. In addition, at all other times, Vornado Realty Trust’s right to vote in the election of trustees will be limited to the number of Special Voting Partnership Units that it owns not to exceed 9.9% of our common shares outstanding on a fully diluted basis. NKT Advisors LLC (through its managing member) will be entitled to vote in its sole discretion to the extent the voting rights of Vornado Realty Trust and its affiliates are so limited.

Item 5.02. Departure of Trustees or Principal Officers; Election of Trustees; Appointment of Principal Officers.

Departure of Trustees

As previously disclosed in our Current Report on Form 8-K filed with the SEC on July 23, 2006, Stanley R. Perla and Seth M. Zachary tendered their resignations from our Board of

Trustees, effective upon, and subject to, the consummation of the merger. These resignations were effective on December 31, 2006.

Additional Trustees

Effective December 31, 2006, the size of our Board of Trustees was increased from nine members to 11 members and each of Michael L. Ashner, Richard Frary, Clifford Broser and William J. Borruso were appointed to our Board of Trustees. The Merger Agreement provided for each of Messrs. Ashner, Frary, Broser and Borruso to become a member of our Board of Trustees upon consummation of the merger. Immediately prior to consummation of the merger, Mr. Ashner was Chairman of Newkirk’s board of directors and Messrs. Frary and Broser were directors of Newkirk. The following are biographical summaries of the new trustees:

Michael L. Ashner (age 54). Mr. Ashner served as Chairman and the Chief Executive Officer of Newkirk until consummation of the merger, a position he has held since June 2005. Upon consummation of the merger, Mr. Ashner was appointed as our Executive Chairman and Director of Strategic Acquisitions. Mr. Ashner also serves as a trustee and the Chairman and Chief Executive Officer of Winthrop Realty Trust, positions he has held since January 2004. Since 1996 he has also served as the Chief Executive Officer of Winthrop Realty Partners, L.P., which we refer to as Winthrop, a real estate investment and management company. Mr. Ashner served as a director and Chief Executive Officer of Shelbourne Properties I, Inc., Shelbourne Properties II, Inc. and Shelbourne Properties III, Inc., three real estate investment trusts, from August 2002 until their liquidation in April 2004. Mr. Ashner also serves on the board of directors of NBTY, Inc., a manufacturer and distributor of nutritional supplements.

Clifford Broser (age 45). Mr. Broser has been associated with Vornado since 1989. Since 1997 Mr. Broser has been a Senior Vice President in Vornado’s acquisitions group where he has been responsible for real estate acquisitions and financings. Vornado is a diversified REIT with a current market cap in excess of $23 billion, making it one of the largest REITs in the industry.

Richard Frary (age 59). Mr. Frary is the founding partner and majority shareholder of Tallwood Associates, Inc. a private merchant banking firm founded in 1990 primarily engaged in real estate acquisition, management and development. He also serves on the board of directors of Tarragon Corporation, a publicly traded real estate investment trust, and the board of trustees of Johns Hopkins University.

William J. Borruso (age 60). Mr. Borruso retired from Pricewaterhouse Coopers LLP, independent certified public accountants, in June 2005 after 27 years as a partner. Mr. Borruso is a certified public accountant. From October 2005 to December 2006, Mr. Borusso served as a director of Lexington Strategic Asset Corporation, one of our majority owned subsidiaries to which, through an affiliate, we serve as outside advisor.

Appointment of Officers

In connection with the merger, we entered into an employment agreement with Mr. Ashner and Mr. Ashner was appointed our Executive Chairman and Director of Strategic Transactions. Biographical information regarding Mr. Ashner is set forth above.

Upon appointment of Mr. Ashner as our Executive Chairman and Director of Strategic Transactions, E. Robert Roskind (age 62), our Chairman immediately prior to the merger, became our Co-Vice Chairman and Richard J. Rouse (age 61), our Vice Chairman and Chief Investment Officer immediately prior to the merger, became our Co-Vice Chairman and Chief Investment Officer.

Employment Agreement with Michael L. Ashner

On December 31, 2006, we entered into an employment agreement with Michael L. Ashner, the former Chairman and Chief Executive Officer of Newkirk. The employment agreement is similar to our current employment agreements with our executive officers and provides for Mr. Ashner’s employment as our Executive Chairman and Director of Strategic Acquisitions for a three-year term, which automatically renews for additional one-year terms, at an initial base salary of $450,000.

Under the employment agreement, Mr. Ashner will be able to engage in certain “permitted activities” including without limitation, serving as Chairman and Chief Executive Officer of each of Winthrop Realty Trust, First Winthrop Corporation and Winthrop Realty Partners, L.P. and their respective affiliates, and serving as principal of FUR Advisors LLC, provided that FUR Advisors LLC engages in no business other than acting as advisor for Winthrop Realty Trust.

Mr. Ashner will be entitled to severance payments upon certain terminations of his employment in an amount equal to 2.99 times his base salary at the time of termination plus his regular target bonus (assuming all targets have been achieved). Mr. Ashner has the ability to terminate his employment if we acquire certain non-net lease properties and, in such event, Mr. Ashner will only be entitled to 50% of his severance pay.

In addition, upon certain terminations and upon a change of control (i) all non-vested or unearned bonus and long-term incentive awards previously granted shall vest, become fully earned and nonforfeitable and (ii) Mr. Ashner will continue to receive medical, dental, disability, life insurance and other welfare benefits for a period of three years after termination.

In the event that any payments due to Mr. Ashner become subject to excise tax under Section 4999 of the internal revenue code, we will make Mr. Ashner whole with respect to any such excise taxes.

Mr. Ashner is obligated not to compete with us, solicit employees, or solicit customers, subject to certain exceptions and limitations. These obligations terminate upon the termination of the exclusivity period under the Amended Exclusivity Agreement.

Upon the closing of the merger, 83,200 of our common shares issuable in connection with the merger and 847,542 Lexington MLP units, owned by Mr. Ashner will be subject to transfer restrictions until the earlier of November 1, 2009 and the termination of Mr. Ashner’s employment with us. Until such date, Mr. Ashner has agreed to not transfer or otherwise dispose of such common shares or our common shares issued on redemption of such Lexington MLP units.

Attached as Exhibit 10.16 to this Current Report is a copy of the employment agreement. The description of the employment agreement does not purport to be complete and is qualified in its entirety by reference to the copy attached as an exhibit.

Waiver Letters

In connection with the merger, our existing executive officers delivered Waiver Letters which waived any rights each executive officer may have as a result of a Change of Control (as defined in each executive officer’s employment agreement) in connection with the transactions contemplated by the merger. The Waiver Letters became effective on December 31, 2006.

Attached as Exhibit 10.17 to this Current Report is the form of the Waiver Letter delivered by each of E. Robert Roskind, T. Wilson Eglin, Richard J. Rouse, Patrick Carroll and John B. Vander Zwaag. The description of the Waiver Letter does not purport to be complete and is qualified in its entirety by reference to the form attached as an exhibit.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Articles of Merger/Amended and Restated Declaration of Trust

As part of the transactions described under Item 2.01 “Completion of Acquisition or Disposition of Assets,” on December 29, 2006 we filed Articles of Merger of Newkirk Realty Trust, Inc. with and into Lexington Corporate Properties of Trust with the State of Maryland Department of Assessments and Taxation, which became effective at 11:59 p.m. on December 31, 2006. The Articles of Merger provided that our Declaration of Trust would be amended in accordance with the Amended and Restated Declaration of Trust attached as Exhibit A to the Articles of Merger.

The Amended and Restated Declaration of Trust:

•

incorporates the terms of our outstanding preferred shares, the Series B Preferred Shares and the Series C Preferred Shares, and all previous amendments to our Declaration of Trust made from time to time;

•	removes the terms of our Class A Senior Cumulative Convertible Preferred Stock, par value $0.01 per share, which is no longer outstanding or authorized to be issued;

•

reflects the current information with respect to our registered agent and principal office in the State of Maryland and identify the individuals that will serve as trustees until their successors are elected and qualified, as required by Maryland law in a restatement;

•	changes our name to Lexington Realty Trust;

•

increases the total number of shares of beneficial interest of all classes which we have authority to issue from 340,000,000 to 1,000,000,000 shares of beneficial interest (par value $.0001 per share), of which 400,000,000 shares (formerly 160,000,000) are classified as “Common Stock,” 500,000,000 shares (formerly 170,000,000 shares) are classified as “Excess Stock” and 100,000,000 shares (formerly 10,000,000 shares) are classified as “Preferred Stock;”

•

classifies and sets the terms of one share of beneficial interest in us, designated as Special Voting Preferred Stock, par value $0.0001 per share, which share will be issued in the merger to NKT Advisors, LLC (as described above in Item 1.01 Entry Into Material Definitive Agreement under the heading “Voting Trustee Agreement”);

•	removes as unnecessary a provision relating to the rights of successor trustees to the trust property;

•

eliminates a requirement to hold the annual meeting of shareholders within 15 days of the delivery of the annual report and six months after the end of the fiscal year, which is no longer required by Maryland law, and clarifies that the annual meeting shall be called in accordance with the By-laws;

•	eliminates the requirement that conformed the delivery requirements and content of the annual report to a Maryland statute that has been repealed;

•	clarifies that after our termination, it is a majority of the trustees that must execute and file with our records and the State of Maryland evidence of such termination;

•	clarifies that the Maryland General Corporation Law shall apply to us to the extent not inconsistent with our declaration or By-Laws or the Maryland REIT Law; and

•	conforms defined terms and paragraph and section references throughout.

Attached as Exhibit 3.1 to this Current Report is copy of the Articles of Merger. The description of the Articles of Merger and Amended and Restated Declaration of Trust does not purport to be complete and is qualified in its entirety by reference to the copy attached as an exhibit.

Amended and Restated By-Laws

As part of the transactions described under Item 2.01 “Completion of Acquisition or Disposition of Assets,” on December 31, 2006 we amended and restated our By-Laws, which are substantially similar to our existing By-Laws adopted on September 8, 2006, to reflect the change of our name to Lexington Realty Trust.

Attached as Exhibit 3.2 to this Current Report is copy of By-Laws as amended and restated. The description of the By-Laws as amended and restated does not purport to be complete and is qualified in its entirety by reference to the copy attached as an exhibit.

Item 8.01. Other Events

On January 3, 2007, we issued a press release announcing the consummation of the merger of Newkirk with and into us and related matters, including our incurrence of a one-time non-recurring non-cash charge to earnings of approximately $10.8 million in the fourth quarter of 2006 relating to the accelerated vesting of certain time-based restricted shares as approved by the Compensation Committee of our Board of Trustees, which was previously disclosed on our Current Report on Form 8-K filed with the SEC on January 3, 2007.

Reference is hereby made to the press release, which is attached as Exhibit 99.1 hereto, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired – Not applicable.

(b)       Pro Forma Financial Information – The required pro forma financial information will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date of this Current Report on Form 8-K.

(d)	Exhibits

3.1	Articles of Merger of Newkirk Realty Trust, Inc. with and into Lexington Corporate Properties Trust, effective as of December 31, 2006.
3.2	Lexington Corporate Properties Trust Amended and Restated By-Laws.
10.1	Amended and Restated Exclusivity Services Agreement, dated as of December 31, 2006, between Lexington Realty Trust and Michael L. Ashner.
10.2

Funding Agreement, dated as of December 31, 2006, by and among Lepercq Corporate Income Fund L.P., Lepercq Corporate Income Fund II L.P., Net 3 Acquisition L.P., The Lexington Master Limited Partnership and Lexington Realty Trust.

10.3	Transition Services Agreement, dated as of December 31, 2006, between Lexington Realty Trust and First Winthrop Corporation.
10.4	Second Amended and Restated Agreement of Limited Partnership of The Lexington Master Limited Partnership, dated as of December 31, 2006, between Lex GP-1 Trust and Lex LP-1 Trust.

10.5	Guaranty Agreement, effective as of December 31, 2006, between Lexington Realty Trust and The Lexington Master Limited Partnership.
10.6	Voting Trustee Agreement, dated as of December 31, 2006, among Lexington Realty Trust, The Lexington Master Limited Partnership and NKT Advisors LLC.
10.7	Amendment to Acquisition Agreement and Assignment and Assumption, dated as of December 31, 2006, among Newkirk Realty Trust, Inc., Winthrop Realty Trust and Lexington Corporate Properties Trust.
10.8	Ownership Limit Waiver Agreement, dated as of December 31, 2006, between Lexington Realty Trust and Vornado Realty, L.P.
10.9	Ownership Limit Waiver Agreement, dated as of December 31, 2006, between Lexington Realty Trust and Apollo Real Estate Investment Fund III, L.P.
10.10	Registration Rights Agreement, dated as of December 31, 2006, between Lexington Realty Trust and Michael L. Ashner.
10.11	Registration Rights Agreement, dated as of December 31, 2006, between Lexington Realty Trust and WEM-Brynmawr Associates LLC.
10.12	Assignment and Assumption Agreement, effective as of December 31, 2006, among Newkirk Realty Trust, Inc., Lexington Corporate Properties Trust, and Vornado Realty L.P.
10.13	Assignment and Assumption Agreement, effective as of December 31, 2006 among Newkirk Realty Trust, Inc., Lexington Corporate Properties Trust, and Apollo Real Estate Investment Fund III, L.P.
10.14	Assignment and Assumption Agreement, effective as of December 31, 2006, among Newkirk Realty Trust, Inc., Lexington Corporate Properties Trust, and Winthrop Realty Trust.
10.15	Property Management Agreement, dated as of December 31, 2006, among Lexington Realty Trust, The Lexington Master Limited Partnership, and Winthrop Management L.P.
10.16	Employment Agreement, effective as of December 31, 2006, between Lexington Realty Trust and Michael L. Ashner.
10.17	Waiver Letters, delivered by each of E. Robert Roskind, Richard J. Rouse, T. Wilson Eglin, Patrick Carroll and John B. Vander Zwaag.
99.1	Second Amended and Restated Certificate of Limited Partnership of The Newkirk Master Limited Partnership, filed January 3, 2007.
99.2	Press Release dated January 3, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: January 8, 2006	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer

Exhibit Index

3.1	Articles of Merger of Newkirk Realty Trust, Inc. with and into Lexington Corporate Properties Trust, effective as of December 31, 2006.
3.2	Lexington Corporate Properties Trust Amended and Restated By-Laws.
10.1	Amended and Restated Exclusivity Services Agreement, dated as of December 31, 2006, between Lexington Realty Trust and Michael L. Ashner.
10.2

Funding Agreement, dated as of December 31, 2006, by and among Lepercq Corporate Income Fund L.P., Lepercq Corporate Income Fund II L.P., Net 3 Acquisition L.P., The Lexington Master Limited Partnership and Lexington Realty Trust.

10.3	Transition Services Agreement, dated as of December 31, 2006, between Lexington Realty Trust and First Winthrop Corporation.
10.4	Second Amended and Restated Agreement of Limited Partnership of The Lexington Master Limited Partnership, dated as of December 31, 2006, between Lex GP-1 Trust and Lex LP-1 Trust.
10.5	Guaranty Agreement, effective as of December 31, 2006, between Lexington Realty Trust and The Lexington Master Limited Partnership.
10.6	Voting Trustee Agreement, dated as of December 31, 2006, among Lexington Realty Trust, The Lexington Master Limited Partnership and NKT Advisors LLC.
10.7	Amendment to Acquisition Agreement and Assignment and Assumption, dated as of December 31, 2006, among Newkirk Realty Trust, Inc., Winthrop Realty Trust and Lexington Corporate Properties Trust.
10.8	Ownership Limit Waiver Agreement, dated as of December 31, 2006, between Lexington Realty Trust and Vornado Realty, L.P.
10.9	Ownership Limit Waiver Agreement, dated as of December 31, 2006, between Lexington Realty Trust and Apollo Real Estate Investment Fund III, L.P.
10.10	Registration Rights Agreement, dated as of December 31, 2006, between Lexington Realty Trust and Michael L. Ashner.
10.11	Registration Rights Agreement, dated as of December 31, 2006, between Lexington Realty Trust and WEM-Brynmawr Associates LLC.
10.12	Assignment and Assumption Agreement, effective as of December 31, 2006, among Newkirk Realty Trust, Inc., Lexington Corporate Properties Trust, and Vornado Realty L.P.
10.13	Assignment and Assumption Agreement, effective as of December 31, 2006 among Newkirk Realty Trust, Inc., Lexington Corporate Properties Trust, and Apollo Real Estate Investment Fund III, L.P.
10.14	Assignment and Assumption Agreement, effective as of December 31, 2006,

among Newkirk Realty Trust, Inc., Lexington Corporate Properties Trust, and Winthrop Realty Trust.
10.15	Property Management Agreement, dated as of December 31, 2006, among Lexington Realty Trust, The Lexington Master Limited Partnership, and Winthrop Management L.P.
10.16	Employment Agreement, effective as of December 31, 2006, between Lexington Realty Trust and Michael L. Ashner.
10.17	Waiver Letters, delivered by each of E. Robert Roskind, Richard J. Rouse, T. Wilson Eglin, Patrick Carroll and John B. Vander Zwaag.
99.1	Second Amended and Restated Certificate of Limited Partnership of The Newkirk Master Limited Partnership, filed January 3, 2007.
99.2	Press Release dated January 3, 2007.